Exhibit 99.4

SANUK U.S.A., LLC

Condensed Financial Statements

June 30, 2011

(Unaudited)

SANUK U.S.A., LLC

Condensed Balance Sheet

June 30, 2011

(unaudited)

Assets
Current assets:
Cash and cash equivalents	$1,355,550
Accounts receivable, net of allowance for doubtful accounts of approximately $217,000	2,161,182
Inventories	424,134
Total current assets	3,940,866
Property and equipment, net of accumulated depreciation	609
Other assets	1,000
Total assets	$3,942,475
Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,665,442
Payable to Members	107,498
Other current liabilities	213,258
Total current liabilities	2,986,198
Members’ equity	956,277
Total liabilities and members’ equity	$3,942,475

See accompanying notes to financial statements.

SANUK U.S.A., LLC

Condensed Statements of Income

Six months ended June 30, 2011 and 2010

(unaudited)

	2011	2010
Net sales	$4,034,453	$3,312,977
Cost of sales	2,550,981	2,328,654
Gross profit	1,483,472	984,323
Royalty revenue, net	1,630,359	991,021
Operating expenses	1,319,103	412,161
Income from operations	1,794,728	1,563,183
Other expense (income):
Interest expense	3	1,329
Interest income	(591)	(301)
Other, net	48,068	1,116
Total other expense	47,480	2,144
Net income	$1,747,248	$1,561,039

See accompanying notes to financial statements.

SANUK U.S.A., LLC

Condensed Statements of Members’ Equity

Six months ended June 30, 2011 and 2010

(unaudited)

Total
Balance, December 31, 2009	$220,703
Net income	1,561,039
Distributions	(609,226)
Balance, June 30, 2010	$1,172,516

Balance, December 31, 2010	$247,947
Net income	1,747,248
Distributions	(1,038,918)
Balance, June 30, 2011	$956,277

See accompanying notes to financial statements.

SANUK U.S.A., LLC

Condensed Statements of Cash Flows

Six months ended June 30, 2011 and 2010

(unaudited)

	2011	2010
Cash flows from operating activities:
Net income	$1,747,248	$1,561,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,831	1,116
Provision for allowance for doubtful accounts	216,785	—
Changes in:
Accounts and other receivables	(1,366,918)	(1,322,182)
Inventories	373,866	566,105
Accounts payable and accrued expenses	1,278,630	40,482
Net cash provided by operating activities	2,251,442	846,560

Cash flows from investing activities:
Purchases of property and equipment	(807)	—
Net cash used in investing activities	(807)	—

Cash flows from financing activities
Net (decrease) increase in credit line	(263)	461
Distributions	(1,038,918)	(609,226)
Net cash used in financing activities	(1,039,181)	(608,765)
Net increase in cash	1,211,454	237,795
Cash and cash equivalents, beginning of period	144,096	252,033
Cash and cash equivalents, end of period	$1,355,550	$489,828

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$3	$1,329

See accompanying notes to financial statements.

SANUK U.S.A., LLC

Notes to Condensed Financial Statements

(unaudited)

(1)                     Description of Business

Sanuk U.S.A., LLC (the Company) is a wholesaler and distributor of men’s, women’s, junior’s, and children’s sandals and shoes outside the United States, Canada, and Europe bearing the “Sanuk” trade name. The Company was formed in accordance with the laws of California and is an unincorporated association where its members have limited personal liability for the obligations or debts of the entity, and it is classified as a disregarded entity for federal income tax purposes. The Company has granted an exclusive license to the “Sanuk” trade name to C&C Partners, Ltd. (C&C) in the United States, Europe, and Canada. C&C pays the Company royalties and is required to spend a minimum amount on advertising for, and marketing and promotion of the “Sanuk” brand (note 7). The Company will cease to exist on December 31, 2026 based on its operating agreement.

On May 19, 2011, the Members and the stockholders of C&C entered into an Asset Purchase Agreement with Deckers Outdoor Corporation (Deckers).  This agreement called for Deckers to purchase substantially all of the assets and assume substantially all of the liabilities of the Company and C&C (collectively, the “Sanuk” companies).  On July 1, 2011, the “Sanuk” companies and Deckers entered into Amendment No. 1 to Asset Purchase Agreement and completed the sales transaction.  The purchase price paid by Deckers upon the close of the transaction included an initial cash payment to the “Sanuk” companies of approximately $119,800,000, subject to certain post-closing adjustments.  Deckers expects to make estimated net payments totaling approximately $2,900,000 related to working capital adjustments.  The purchase price also includes additional participation payments (contingent consideration) based upon performance of the “Sanuk” brand over the next five years as follows:

•                  2011 earnings before interest, taxes, depreciation and amortization multiplied by ten, less the closing payment, up to a maximum of $30,000,000;

•                  51.8% of the gross profit in 2012, defined as total sales less the cost of sales for the business of the “Sanuk” companies;

•                  36.0% of gross profit in 2013;

•                  8.0% of the product of gross profit in 2015 multiplied by five.

The unaudited interim financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments necessary for a fair presentation for the period presented.  The results of operations for this interim period are not necessarily indicative of results to be achieved for full fiscal years.

The accompanying condensed financial statements and related footnotes have been condensed and do not contain certain information that is included in the Company’s annual financial statements and footnotes thereto.  For further information, refer to the financial statements and related footnotes for the year ended December 31, 2010.

The Company has evaluated subsequent events from the balance sheet date through September 16, 2011, the date the financial statements were available to be issued, and determined that there are no other subsequent events to disclose.

SANUK U.S.A., LLC

Notes to Condensed Financial Statements

(unaudited)

(2)                     Cash and cash equivalents

The Company considers cash and cash equivalents to include cash on hand and all highly liquid investments and demand deposits in bank and financial institutions with an original maturity of ninety days or less.  The Company places its cash with major financial institutions.  The majority of the cash is invested in money market accounts.  At June 30, 2011, and at various times throughout the six months then ended, the Company had bank deposits in excess of federally insured limits.

(3)                     Revolving Credit Facility

The Company has a revolving credit facility with Security Business Bank of San Diego (the Facility) providing for a maximum availability of $500,000. The Facility bears interest at the prime rate (3.25% at June 30, 2011), which is the prime rate as published in the Money Rates Section of the Wall Street Journal defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks plus 1.0%. The rate shall not be less than 5% or the maximum allowed by law. The Facility is secured by substantially all assets of the Company and guaranteed by the Members of the LLC. The Facility includes an annual minimum interest charge of $100 per year and expires on May 15, 2012. At June 30, 2011, the Company has no outstanding balance under the Facility. As a result, $500,000 was available under the Facility at June 30, 2011.

The Facility requires the Company to maintain a zero balance for a minimum of 30 consecutive days annually. The agreement underlying the Facility contains a financial covenant. The covenant currently includes a debt/effective tangible net worth ratio not to exceed 2.5x. The Company was in compliance with such covenant at June 30, 2011.

(4)                     Related-Party Transactions

The Company made compensation payments to the Members of approximately $240,000 in each of the six months ended June 30, 2011 and 2010. Such amounts are included in operating expenses of the accompanying statement of income. The Company made distributions to the Members for approximately $1,039,000 and $609,000 in the six months ended June 30, 2011 and 2010, respectively. At June 30, 2011, the Company owes its Members approximately $107,000, which is reflected as a current liability on the accompanying balance sheet. Such obligation does not bear interest.

(5)                     Commitments and Contingencies

Customer Prepayments — The Company at times requires deposits on purchase orders. As of June 30, 2011, the Company had approximately $98,000 in customer prepayments included in other current liabilities in the accompanying balance sheet.

(6)                     Vendor Concentration

During the six months ended June 30, 2011, the Company purchased 95% of its merchandise inventory from two suppliers in Asia. Accounts payables to these two suppliers totaled 58% and 7% of total accounts payables and accrued liabilities at June 30, 2011.  During the six months ended June 30, 2010, the Company purchased 92% of its merchandise from three suppliers in Asia.

SANUK U.S.A., LLC

Notes to Condensed Financial Statements

(unaudited)

(7)                     Royalty Agreement with C&C Partners, Ltd.

C&C designs, manufactures, and distributes men’s, women’s, junior’s, and children’s footwear and accessories bearing the “Sanuk” trade name throughout the United States, Canada, Puerto Rico, Mexico, and Guam. C&C obtained certain rights to the “Sanuk” trade name pursuant to the terms of a licensing agreement, which expires on October 31, 2019. Pursuant to the terms of the licensing agreement, C&C pays royalties on the “Sanuk” brand at percentages ranging from 2% to 5%. In addition, C&C is required to spend a minimum amount on advertising for, and marketing and promoting of the “Sanuk” brand. Sanuk is required to reimburse C&C for half of these expenses above the minimum required amount. For the six months ended June 30, 2011 and 2010, royalty revenue from this agreement totaled approximately $1,916,000 and $1,236,000, respectively, and the advertising and promotion expenses paid to C&C totaled approximately $322,000 and $250,000, respectively, which are netted against royalty revenue. A Member of the Company has entered into an employment agreement with C&C to provide design and brand management services.